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                                                                    Exhibit 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 of our report dated October 25, 2002 except for Note 11, which is as of November 26, 2002, relating to the consolidated financial statements and consolidated financial statement schedule, which appear in Virage Logic Corporation's Annual Report on Form 10-K for the year ended September 30, 2002. We also consent to the references to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
San Jose, California



May 8, 2003